Exhibit 4.10

EXECUTION VERSION

February 8, 2023

Chesapeake Utilities Corporation 500 Energy Lane, Suite 400
Dover, Delaware 19901

Re: Amendment No. 3 to Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to the Private Shelf Agreement, dated as of October 8, 2015, as amended by (a) Amendment No. 1 to Private Shelf Agreement dated September 14, 2018 and (b) Amendment No. 2 to Private Shelf Agreement dated April 15, 2020 (as amended, the “Note Agreement”) among Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) and each Prudential Affiliate which may become a party thereto in accordance with the terms thereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested that Prudential and the Required Holders agree to certain amendments to the Note Agreement, in each case, as set forth below. Pursuant to the request of the Company and in accordance with the provisions of Section 17.1 of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendments. Effective on the Effective Date (as defined in Section 4 hereof), the Note Agreement is amended as follows:

a.The Note Agreement is hereby amended by deleting each reference to “$370,000,000” contained therein and inserting “$405,000,000” in lieu thereof.

a.The Note Agreement is hereby amended by deleting the reference to “909 Silver Lake Boulevard, Dover, Delaware 19904” contained therein and inserting “500 Energy Lane, Suite 400, Dover, Delaware 19901” in lieu thereof.

a.Section 2(b) of the Note Agreement is hereby amended by deleting clause
(1) thereof in its entirety and inserting “(1) February 8, 2026 (or if such date is not a Business Day, the Business Day next preceding such date) and”.

a.Section 7.1(i) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

i.Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s independent auditors resign or the Company elects to change independent auditors, as the case may be, notification

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thereof, together with such supporting information as the Required Holders may request;

Chesapeake Utilities Corporation February 8, 2023

provided, that delivery of a copy of a Current Report on Form 8-K (or applicable successor form), reporting such resignation or change of independent auditors, prepared in accordance with the SEC’s requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(i); and

a.Section 7.4 of the Note Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (d) or
i.and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

1.such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;

1.the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section
7.2 available on its home page on the internet, which is located at http://chpk.com as of the date of this Agreement;

1.such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

1.the Company shall have filed any of the items referred to in Section 7.1(d) or Section 7.1(i) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to

Chesapeake Utilities Corporation February 8, 2023

which each Purchaser and each holder of Notes has free access;

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provided however, that in the case of any of clauses (b), (c) or (d), upon the request of any holder of a Note that is an Institutional Investor to receive written notice of posting and/or paper copies of such forms, financial statements and Officer’s Certificates, (1) the Company shall give such holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, and (2) the Company will promptly e-mail such documents or deliver such paper copies, as the case may be, to such holder. Each holder of Notes that is an Institutional Investor shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

a.Section 10.3(b) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

(b) The Company will not, at any time, permit the aggregate principal amount of (1) outstanding Purchase Money Indebtedness of the Company and its Subsidiaries, plus (2) outstanding Indebtedness secured by Liens permitted pursuant to Sections 10.4(i) and (j) and (3) outstanding unsecured Current or Funded Indebtedness of Subsidiaries (excluding Current or Funded Indebtedness owed by a Subsidiary to the Company or a Wholly-Owned Subsidiary) to exceed 20% of Total Capitalization.

a.Section 10.5 of the Note Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.5 Sale of Property and Subsidiary Stock.

a.The Company will not, and will not permit any Subsidiary to, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its assets (not including Excluded Assets); provided that the foregoing restriction does not apply to the sale of assets for a cash consideration to a Person other than an Affiliate, if all of the following conditions are met:

i.the amount of such assets (valued at net book value), together with all other assets of the Company and Subsidiaries previously disposed of (other than in the ordinary course of business) as

Chesapeake Utilities Corporation February 8, 2023

permitted by this Section 10.5(a) and the assets of any Subsidiary disposed of as permitted by clauses
a.and (4) of Section 10.5(b) during the fiscal year in which the disposition occurs does not exceed 10% of Consolidated Total Assets as of the end of the fiscal year then most recently ended; provided that assets, as so valued, may be sold in excess of 10% of Consolidated Total Assets in any fiscal year if either (i) within one year of such sale, the proceeds from the sale of such assets are used, or committed by the Company’s Board of Directors to be used, to acquire other assets of at least equivalent value and earning power, or (ii) with the written consent of the holders of the Notes, the proceeds from sale

Exhibit 4.10
of such assets are used immediately upon receipt to prepay pro rata the Notes of all Series under Section 8.2 and other senior Funded Indebtedness of the Company; and

i.in the opinion of the Company’s Board of Directors, the sale is for fair value and is in the best interest of the Company; and

i.immediately before and immediately after the consummation of the sale, and after giving effect thereto, no Default or Event of Default would exist.

For the purpose of this paragraph (a), any transfer by the Company of any assets of its Florida division and the propane assets of Sharp Energy and Sharpgas located in Florida to FPU at a time when FPU is a Wholly-Owned Subsidiary shall be deemed to be in the ordinary course of business.

a.The Company will not, and will not permit any Subsidiary to, dispose of its investment in any Subsidiary, and the Company will not, and will not permit any Subsidiary to, issue or transfer any shares of a Subsidiary’s capital stock, equity interests or any other Securities exchangeable or convertible into such Subsidiary’s capital stock, equity interests or other Securities (such capital stock, equity interests and other Securities being called the “Subsidiary Stock”), if the effect would be to reduce the direct or indirect proportionate interest of the Company in the outstanding Subsidiary Stock of the Subsidiary whose shares are the subject of the transaction, provided that these restrictions do not apply to (1) the issue of directors’ qualifying shares, (2) the

Chesapeake Utilities Corporation February 8, 2023

sale or other transfer to a Person other than an Affiliate of the Company and its other Subsidiaries of all or any portion of an investment in any Excluded Assets, (3) the sale or other transfer to a Person other than an Affiliate of the Company and its other Subsidiaries of all or any portion of an investment in any Renewable Subsidiary or (4) the sale for cash consideration of the entire investment of the Company and its other Subsidiaries in any other Subsidiary, provided that in the case of clauses (3) and
i.of this Section 10.5(b), the Company would be permitted to dispose of all or such proportionate amount of the assets of such Subsidiary at the time in compliance with the conditions specified in clauses (1), (2) and (3) of Section 10.5(a).

For the purpose of this paragraph (b), references to “any portion” of an investment shall include, without limitation, any sale or transfer that results in (1) the Subsidiary ceasing to qualify as a Subsidiary in accordance with this Agreement or (2) the Subsidiary ceasing to be controlled by the Company or any other Subsidiary of the Company.

a.Clause (a) of the definition of “Excluded Assets” in Schedule A to the Note Agreement is hereby amended and restated in its entirety to read as follows:

(a) each of the following Subsidiaries or the assets of any of the following Subsidiaries (including, without limitation, any Subsidiary Stock owned directly or indirectly by such Subsidiaries): Skipjack, Inc.; Eastern Shore Real Estate, Inc.; Peninsula

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Pipeline Company, Inc.; Peninsula Energy Services Company, Inc.; Chesapeake OnSight Services, LLC; and Eight Flags Energy, LLC and

a.The definition of “FPU Indebtedness” in Schedule A to the Note Agreement is hereby deleted in its entirety.

a.Schedule A to the Note Agreement is hereby amended by inserting a new definition of “Renewable Subsidiary” in the appropriate alphabetical order to read as follows:

“Renewable Subsidiary” means any Subsidiary primarily engaged in the development, research or production of renewable energy or renewable energy sources.

a.Schedule B of the Note Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

Chesapeake Utilities Corporation February 8, 2023

SECTION 2. Available Facility Amount. The Company and Prudential expressly agree and acknowledge that as of the Effective Date, after giving effect to the amendments in Section 1 hereof, the Available Facility Amount is $105,000,000. For purposes of calculating the Available Facility Amount, as of the Effective Date, the Company’s 5.43% Series D Senior Notes due March 14, 2038 (the “Series D Notes”) to be in the original aggregate principal amount of $80,000,000 with respect to which the Company, Prudential and the Purchasers of the Series D Notes entered into a Confirmation of Acceptance dated September 28, 2022 do not reduce the Available Facility Amount described in the preceding sentence. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE NOTE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL
AFFILIATE. Notwithstanding the foregoing, the obligation of Prudential to cause the Purchasers of the Series D Notes to purchase such Series D Notes remains governed by Section 2(f) of the Note Agreement.

SECTION 3. Representations and Warranties. The Company represents and warrants that (a) the execution and delivery of this amendment has been duly authorized by all necessary corporate action on behalf of each of the Company and this amendment has been executed and delivered by a duly authorized officer of each of the Company, and all necessary or required consents to this amendment (other than any consents required to be obtained solely by a holder) have been obtained and are in full force and effect; (b) each representation and warranty set forth in Section 5 of the Note Agreement is true and correct as of the date of execution and delivery of this amendment by the Company with the same effect as if made on such date; provided that for purposes of the representations in Section 5.4 and Section 5.15 of the Note Agreement, the schedules attached as Exhibit B hereto shall replace Schedule 5.4 and Schedule

Exhibit 4.10
a.of the Note Agreement and (c) after giving effect to the amendments set forth in Section 1 hereof, no Event of Default or Default exists or has occurred and is continuing on the date hereof.

SECTION 4. Effectiveness. This amendment shall become effective as of the date first written above (the “Effective Date”) provided that Prudential and each holder receives original counterparts or, if satisfactory to Prudential and such holder, certified or other copies of this amendment, duly executed and delivered by the parties hereto.

SECTION 5. Reference to and Effect on Note Agreement. Upon the effectiveness of this amendment, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this amendment. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this amendment shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or

Chesapeake Utilities Corporation February 8, 2023

agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 6. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential in connection with this amendment or the transactions contemplated hereby, in enforcing any rights under this amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this amendment or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by any Purchaser or holder of any Shelf Note and payment of any Shelf Note.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 8. Counterparts; Section Titles. This amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this amendment. The section titles contained in

Exhibit 4.10
this amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[Signature Pages Follow]

Very truly yours,

PGIM, INC.

By: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

PGIM, Inc., as investment manager

By: Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: Pruco Life Insurance Company (as Grantor) By: PGIM, Inc. (as Investment Manager)

By: Vice President

Exhibit 4.10

[Signature Page to Amendment No. 3]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P., as Investment Advisor

By: Prudential Private Placement Investors, Inc., as General Partner

By: Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: Vice President

PRUDENTIAL TERM REINSURANCE COMPANY

By: PGIM, Inc., as Investment Manager

By: Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as Investment Manager

Exhibit 4.10
By: Vice President

[Signature Page to Amendment No. 3]

Agreed and accepted:

CHESAPEAKE UTILITIES CORPORATION

By:
Name: Beth W. Cooper
Title: Executive Vice President and Chief Financial Officer

Exhibit 4.10

EXHIBIT A

INFORMATION SCHEDULE

PGIM, INC.

i.All payments to Prudential shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY
ABA No.: 021-000-021
Account No.: 304232491 Account Name: PIM Inc. – PCG
i.Address for all notices relating to payments: PGIM, Inc.
c/o The Prudential Insurance Company of America 2200 Ross Ave
Suite 4300W Dallas, TX 75201

Attention: Managing Director – Real Assets – Energy cc. Vice President and Corporate Counsel pcg.efg.oilgas@prudential.com brian.lemons@prudential.com and for all notices relating solely to scheduled principal and interest payments to:

PGIM, Inc.
c/o Prudential Private Capital Prudential Tower
655 Broad Street
16th Floor – South Tower Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

i.Address for Delivery of Notes:
1.Send physical security by nationwide overnight delivery service to: PGIM, Inc.
655 Broad Street
16th Floor - South Tower Newark, NJ 07102

Attention: Trade Management Manager
1.Send copy by email to: Ignacio Hirigoyen
Ignacio.hirigoyen@prudential.com and

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Private.Disbursements@Prudential.com

i.Tax Identification No.: 22-2540245

i.External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) outlined below.

Via e-mail (preferred):
PPCauditconfirms@prudential.com

By U.S. Mail:
PGIM Private Placement Operations 655 Broad Street, 14th Floor South Mail Stop # NJ 08-14-75
Newark, New Jersey 07102-5096
Attn: PPC Audit Confirmation Coordinator

For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number, (973) 367-7561.

i.Authorized Officers

Prudential Private Capital 2200 Ross Avenue
Suite 4300
Dallas, TX 75201
(214) 720-6200

Brian N. Thomas Wendy A. Carlson
Managing Director Managing Director
Brian.thomas@prudential.com wendy.carlson@prudential.com
Brittany D. Braden Ty Bowman
Vice President Vice President
Brittany.braden@prudential.com ty.bowman@prudential.com
Brian E. Lemons Ingrida Soldatova
Vice President Vice President
Brian.lemons@prudential.com ingrida.soldatova@prudential.com
Callie A. Hamilton Lauren Soulis
Vice President Vice President
Callie.hamilton@prudential.com lauren.soulis@prudential.com

Matt Baker Chris Halloran
Vice President Vice President
Matt.baker@pgim.com chris.halloran@pgim.com

Authorized Officers for Company

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Noah T. Russell
Assistant Vice President & Assistant Treasurer Chesapeake Utilities Corporation
500 Energy Lane, Suite 400
Dover, Delaware 19901

Telephone: 302-736-7656
Facsimile: 302-734-6750

Beth W. Cooper
Executive Vice President & Chief Financial Officer
Chesapeake Utilities Corporation 500 Energy Lane, Suite 400
Dover, Delaware 19901

Telephone: 302-734-6022
Facsimile: 302-734-6750

EXHIBIT B

[See Attached]

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

Name	Jurisdiction of Organization	Owner	Ownership Percentage
Eastern Shore Natural Gas Company	Delaware	Chesapeake Utilities Corporation	100%
Sharp Energy, Inc.	Delaware	Chesapeake Utilities Corporation	100%
Sharpgas, Inc.	Delaware	Sharp Energy, Inc.	100%
Peninsula Energy Services Company, Inc.	Delaware	Chesapeake Utilities Corporation	100%
Peninsula Pipeline Company, Inc.	Delaware	Chesapeake Utilities Corporation	100%
Florida Public Utilities Company	Florida	Chesapeake Utilities Corporation	100%
FPU Renewables, LLC	Florida	Florida Public Utilities Company	100%
Flo-Gas Corporation	Florida	Florida Public Utilities Company	100%
Chesapeake Service Company	Delaware	Chesapeake Utilities Corporation	100%
Skipjack, Inc.	Delaware	Chesapeake Service Company	100%
Chesapeake Investment Company	Delaware	Chesapeake Service Company	100%

Exhibit 4.10

Eastern Shore Real Estate, Inc.	Delaware	Chesapeake Service Company	100%
Chesapeake OnSight Services, LLC	Delaware	Chesapeake Utilities Corporation	100%
Sandpiper Energy, Inc.	Delaware	Chesapeake Utilities Corporation	100%
Eight Flags Energy, LLC	Delaware	Chesapeake OnSight Services, LLC	100%
Aspire Energy Express, LLC	Delaware	Chesapeake Utilities Corporation	100%
Marlin Gas Services, LLC	Delaware	Chesapeake Utilities Corporation	100%
Aspire Energy of Ohio, LLC	Delaware	Chesapeake Utilities Corporation	100%
Chesapeake Elkton, LLC	Delaware	Chesapeake Utilities Corporation	100%
Elkton Gas Company	Maryland	Chesapeake Utilities Corporation	100%
OnSight Renewables, LLC	Delaware	Chesapeake Utilities Corporation	100%
Amelia Island Energy, LLC	Delaware	Chesapeake OnSight Services, LLC	100%
Amelia Renewables, LLC	Delaware	OnSight Renewables, LLC	100%

Blue Peake LNG, LLC	Delaware	OnSight Renewables, LLC	100%
Marlin Compression, LLC	Delaware	OnSight Renewables, LLC	100%

EXISTING INDEBTEDNESS

The existing principal amount of Indebtedness of the Company and its Subsidiaries as of September 30, 2022, is as follows:

Agreement	Current Outstanding Principal as of September 30, 2022
Note Agreement, dated October 31, 2008, as amended, regarding 5.93% Senior Unsecured Notes, due October 31, 2023.	$4,500,000
Note Agreement, dated June 29, 2010, as amended by First Amendment June 20, 2011:
a.5.68% Series A, Senior Unsecured Notes, due June 30, 2026 b.6.43% Series B, Senior Unsecured Notes, due May 2, 2028.	i. ii.	$11,600,000 $4,200,000
Note Purchase Agreement, dated September 5, 2013:

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a.3.73% Series A, Senior Unsecured Notes, due December 16 b.3.88% Series B, Senior Unsecured Notes, due May 15, 202	i. ii.	$14,000,000 $35,000,000
Private Shelf Facility, dated October 8, 2015 (as amended,	i. ii. iii. iv.	$68,250,000 $100,000,000 $50,000,000 $80,000,000 funding is expected to occur in March 2023 restated, extended, supplemented or otherwise modified from
time to time), by and between Chesapeake Utilities Corporation and PGIM, Inc. (formerly known as Prudential Investment
Management, Inc.):
i. 3.25% Senior Unsecured Notes, due April 30, 203
ii. 3.98% Senior Unsecured Notes, Series B, du
20, 2039.
iii. 3.00% Senior Unsecured Notes, Series C, due July 1
2035.
iv. 5.43% Senior Unsecured Notes, Series D, due Mar
14, 2038
Master Note Agreement, dated March 2, 2017 (as amended, restated, extended, supplemented or otherwise modified from time to time), by and between Chesapeake Utilities Cor

and NYL Investors LLC: a.3.48% Senior Unsecured Notes due May 31, 2038 b.3.58% Senior Unsecured Notes due November 30, 2038. c.2.96% Senior Unsecured Notes due August 15, 2035	i. $50,000,000 ii. $50,000,000 iii. $40,000,0
Note Purchase Agreement, dated November 19, 2019, by and among Chesapeake Utilities Corporation, The Guardian Life Insurance Company of America and the other purchasers party thereto regarding 2.98% Senior Unsecured Notes, due December 20, 2034.	$70,000,000

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Private Shelf Agreement, dated March 2, 2017 (as amended, restated, extended, supplemented or otherwise modified from time to time), by and among Chesapeake Utilities Corporation, Metropolitan Life Insurance Company and MetLife Investment Advisors, LLC (now known as MetLife Investment Management, LLC).
i. 2.95% Senior Unsecured Notes due March 15, 204
i. $50,000,00
Amended and Restated Credit Agreement, dated August 12, 2021 (as amended, restated, extended, supplemented or otherwise modified from time to time), by and among Chesapeake Utilities Corporation, a Delaware corporation, PNC Bank, National Association, as administrative agent, swing loan lender and issuing lender, and the other lenders party thereto, providing for (i) a $200,000,000 5-year revolving facility expiring on August 12, 2026, and (ii) a $200,000,000 364-day revolving facility expiring on August 11, 2022.	$166,319,525.75
Equipment Security Note dated September 29, 2021, by and among Chesapeake Utilities Corporation and Banc of America Leasing & Capital, LLC regarding 2.46% Equipment Security Note, due September 29, 2031.	$8,734,006
Note Purchase Agreement, dated August 25, 2021, by and among Chesapeake Utilities Corporation, MetLife Insurance K.K. and the other purchase party thereto regarding 2.49% Senior Unsecured Notes, due January 25, 2037	$50,000,000